Exhibit 10.5

CONSENT AGREEMENT

THIS CONSENT AGREEMENT (this “Agreement”) is made and entered into as of November 2, 20101, by and between LIQUIDMETAL TECHNOLOGIES, INC. a Delaware corporation (“Company”), having its principal office at 30452 Esperanza, Rancho Santa Margarita, CA 92688 , and the undersigned holders of preferred stock of the Company (“Holders”).

RECITALS:

A.
On May 1, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Designation”) designating and setting forth the preferences and rights of the Company’s Series A-1 Preferred Stock (“Series A-1 Preferred Stock”) and Series A-2 Preferred Stock (“Series A-2 Preferred Stock”, and together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”).

B.
Holders are collectively the owners of (i) more than two-thirds of the total number of shares of Series A-1 Preferred Stock outstanding as of the date of this Agreement on both an actual and as-converted basis, (ii) more than two-thirds of the total number of shares of Series A-2 Preferred Stock outstanding as of the date of this Agreement on both an actual and as-converted basis, and (iii) more than two-thirds of the total combined number of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock outstanding as of the date of this Agreement on both an actual and as-converted basis..

C.	Holders desire to hereby consent to an amendment and restatement of the Designation upon the terms and conditions set forth herein (the “Amended Designation”).

D.
This Agreement constitutes the consent to and approval of the Amended Designation by the holders of the Series A Preferred Stock as required under Sections 6 and 7 of the Designation, Article VIII of the Company’s Certificate of Incorporation, as amended, and Section 242 of the Delaware General Corporation Law.

E.
In connection with each Holder’s original purchase of the Series A Preferred Stock, the Company previously issued to the Holder the common stock purchase warrants indicated next to the Holder’s name Exhibit A hereto (the “Warrants”) upon the terms and conditions set forth in one or more Common Stock Purchase Warrants dated May 1, 2009 (the “Warrant Agreements”).

NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1 The agreement will be dated on the date on which the Company receives the last signature necessary for approval.

1.      Approval of Amended Designation.  In consideration of the agreement by the Company set forth in Section 2 of this Agreement, each Holder hereby approves and consents to the Amended Designation, which shall be in substantially the form attached hereto as Exhibit B.  For purposes of this Agreement, each Holder hereby represents and warrants to the Company that such Holder is the record and beneficial owner of the shares of Series A Preferred Stock set forth next to such Holder’s name on Exhibit A hereto and that such Holder has the power and authority to enter into this Agreement.

2.      Amendment of Warrant Agreements.  In consideration of each Holder’s consent to, and approval of, the Amended Designation in substantially the form attached hereto as Exhibit A, the Company hereby agrees that each Holder’s Warrant Agreements shall, contingent upon and effective as of the date of the filing and acceptance of the Amended Designation by the Delaware Secretary of State (the “Effective Date”), be amended as follows:

a.      Expiration Date.  The Expiration Date (as defined in the Warrant Agreements) is hereby extended to July 15, 2015.

b.      Certain Anti-Dilution Rights.  Section 9(c) of the Warrant Agreements is hereby deleted in its entirety and replaced with the following text:   “Section 9(c).   [Intentionally left blank].”

Except to the extent modified by the foregoing amendments, the Holder’s Warrant Agreements shall continue to remain in full force and effect after the Effective Date in accordance with the terms thereof.

3.      Miscellaneous.

a.      Confidentiality.  Each Holder acknowledges that, until such time as the Company files a Form 8-K with the Securities and Exchange Commission disclosing this Agreement and the Amended Designation and the terms thereof, the existence of this Agreement and the Amended Designation and the terms thereof are material nonpublic information relating to the Company, and each Holder will accordingly (i) refrain from disclosing to third parties the existence of this Agreement and the Amended Designation and the terms thereof prior to the filing of such Form 8-K and (ii) comply with all applicable securities laws with respect to the possession of material nonpublic information.

b.      Counterparts; Faxed and Scanned Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.  The parties agree that this Agreement may be executed by each party signing one original and providing a facsimile (fax) copy, or scanned copy by .pdf, of the signature page to the other party, provided that each party agrees to make its document with the original signature available to the other party upon request, and further provided that the parties agree that the fax or scanned signature shall be treated as if it were an original signature, and neither party shall contest the validity of this Agreement based on the use of fax or scanned signatures.

c.      Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

d.      Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof and without regard to where the Agreement is executed or to be performed.

e.      Severability.  In the event any provision of this Agreement is found to be unenforceable, void, invalid or unreasonable in scope, such provision shall be modified to the extent necessary to make it enforceable, and as so modified, this Agreement shall remain in full force and effect.

2

f.      Successors and Assigns.  The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, their respective heirs, executors, administrators, successors, assigns, subsidiaries, affiliates, directors, officers, employees, representatives and agents, as applicable.

[signatures to follow]

3

COMPANY SIGNATURE PAGE TO CONSENT AGREEMENT

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp

Name:	Thomas Steipp

Title:	Chief Executive Officer

HOLDER COUNTERPART SIGNATURE PAGE TO CONSENT AGREEMENT

IN WITNESS WHEREOF, the undersigned Holder has executed this Agreement as of the day and year first above written.

HOLDER

Name of Holder:

By:

Name:

Title:

EXHIBIT A
To
Consent Agreement

	Series A-1 Preferred Stock	Series A-2 Preferred Stock	Number of shares of Common Stock subject to
Name of Holder	Actual	Actual	Warrants
Carlyle Liquid Holdings, LLC	500,000	888,743	23,060,556
Carlyle Liquid, LLC		467,612	5,422,209
Carlyle Holdings, LLC		58,108	673,785
Castlerigg Master Investment Ltd.		25,000	1,834,949
Abdi Mahamedi	10,000	116,215	1,602,672
Ricardo A. Salas	50,000	82,333	2,230,206
Grace Partners, LLC		108,498	1,258,083
Ed Neugeboren		606	7,025
Atlantic Realty		58,108	673,785
Edmond J. Harris	10,000		255,103
Tjoa Thian Song	60,000		1,530,613
John Kang	20,000		510,205
Tony Chung	10,000		255,103
Thomas Steipp	20,000		510,205

EXHIBIT B TO CONSENT AGREEMENT

FORM OF AMENDED DESIGNATION